EXHIBIT 88

abc


Date:    30th December 2005

To:      PIRELLI FINANCE (LUXEMBOURG) SA
         LUXEMBOURG

Attn :   Pascal Mariotti

Fax:     00 352 2299 288 22

Cc :     Luca Di Palma

Fax :    020 7355 0726

From:    HSBC BANK PLC, LONDON

Our Reference: 15/365/DER/8907181 & 8906868

CONFIRMATION OF OTC EQUITY SHARE OPTION TRANSACTION (PHYSICAL SETTLEMENT)
--------------------------------------------------------------------------------

Dear Sir

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions") as published by the International Swaps and Derivatives Association Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.


1. This Confirmation evidences a complete binding agreement between you ("Party B") and us ("Party A") as to the terms of the Transaction to which this Confirmation relates. "ISDA Form" means a 1992 ISDA Master Agreement (Multicurrency-Cross Border) as published by ISDA but without a Schedule. You and we agree that this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall form a single agreement and shall supplement, form a part of, and be subject to the provisions of Sections 1 to 14 inclusive of the ISDA Form (together the "Agreement") as if we had executed an ISDA Master Agreement in such form (but without any Schedule) on the Trade Date of the first such Transaction between us. All provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below. The following elections (a) to (g) of this Section 1 of this Confirmation shall apply to this Transaction:

         (a) "MARKET QUOTATION" and "SECOND METHOD" as defined in the ISDA Form in respect of the provisions relating to Event of Default and Termination Events pursuant to Section 5 thereof and the right to terminate following Events of Default and Payments on Early Termination pursuant to Section 6 thereof;

         (b) "CROSS DEFAULT": Not Applicable;



HSBC BANK PLC
DERIVATIVES OPERATIONS
European Operations, Global Markets
8 Canada Square, London E14 5HQ
Tel: 020 7991 8888                  Fax: 020 7991 4401

Register in England number 14259, Registered Office : 8 Canada Square, London E14 5HQ
Authorised and Regulated by Financial Services Authority

         (c) "THRESHOLD AMOUNT": Not Applicable;

         (d) The "CREDIT EVENT UPON MERGER" provisions of Section 5 (b) (iv) of the ISDA Form will apply to both parties:

         (e) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6 (a) of the ISDA Form will not apply to both parties;

         (f) The ISDA Form and this Confirmation will be governed by and construed in accordance with English law; and

         (g) In the event of any inconsistency between the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions") and the provisions contained in the ISDA Form, the provisions contained in the ISDA Form will prevail and, in the event of any conflict between the provisions of the ISDA Form or the Equity Definitions and this Confirmation, the provisions of this Confirmation will prevail for the purpose of this Transaction..


2. The terms of the particular Transaction to which this Confirmation relates are as follows:


GENERAL TERMS:

                  Trade Date:                        30th December 2005

                  Trade Time:                        Available on request

                  Option (1) Style:                  European

                  Option (1) Type:                   Call

                  Option (1) Seller:                 Party A

                  Option (1) Buyer:                  Party B

                  Shares:                            Telecom Italia SpA (ISIN: IT003497168)

                  Number of Options:                 40,000,000

                  Option (1) Entitlement:            1 Share(s) per Option

                  Option (1) Strike Price:           EUR 2.6139, subject to the declaration by the Issuer
                                                     of a gross ordinary dividend of EUR 0.1093 during the
                                                     period from and including the Trade Date to and
                                                     including the Expiration Date (the "Assumed
                                                     Dividend"). Should the Issuer declare an ordinary
                                                     dividend that exceeds the Assumed Dividend, the
                                                     Calculation Agent will reduce the Strike Price by
                                                     100.00 per cent of the difference between the
                                                     declared dividend and the Assumed Dividend. Should
                                                     the Issuer declare an ordinary dividend that is less
                                                     than the Assumed Dividend, the Calculation Agent will
                                                     increase the Strike Price by 100.00 per cent of the
                                                     difference between the declared dividend and the
                                                     Assumed Dividend.

                  Premium:                           EUR 0.00 (Premium per option: EUR 0)

                  Premium Payment Date:

                  Option (2) Style:                  European


                  Option (2) Type:                   Put

                  Option (2) Seller:                 Party B

                  Option (2) Buyer:                  Party A

                  Shares:                            Telecom Italia SpA (ISIN: IT003497168)

                  Number of Options:                 40,000,000

                  Option (2) Entitlement:            1 Share(s) per Option

                  Option (2) Strike Price:           EUR 2.2512, subject to the declaration by the Issuer
                                                     of a gross ordinary dividend of EUR 0.1093 during the
                                                     period from and including the Trade Date to and
                                                     including the Expiration Date (the "Assumed
                                                     Dividend"). Should the Issuer declare an ordinary
                                                     dividend that exceeds the Assumed Dividend, the
                                                     Calculation Agent will reduce the Strike Price by
                                                     100.00 per cent of the difference between the
                                                     declared dividend and the Assumed Dividend. Should
                                                     the Issuer declare an ordinary dividend that is less
                                                     than the Assumed Dividend, the Calculation Agent will
                                                     increase the Strike Price by 100.00 per cent of the
                                                     difference between the declared dividend and the
                                                     Assumed Dividend.

                  Premium:                           EUR 0.00 (Premium per option: EUR 0)

                  Premium Payment Date:

                  Exchange:                          Milan Stock Exchange

                  Related Exchange:                  All Exchanges


PROCEDURE FOR EXERCISE OF OPTION (1) OR OPTION (2):


                  Expiration Time:                   At the scheduled close of trading on the Exchange

                  Expiration Date:                   16th June 2006

                  Multiple Exercise:                 Not Applicable

                  Automatic Exercise:                Not Applicable

                  Procedure for Exercise:            No later than 5 Currency Business Days before the
                                                     Expiration Date Party B can elect either Physical or
                                                     Cash Settlement. For the avoidance of doubt if this
                                                     election is not made the settlement method shall be
                                                     Physical Settlement


                  Telephone or Facsimile
                  Number and Contact Details for
                  Purpose of Giving Notice:          HSBC Bank Plc, London
                                                     Tel: 00 44 20 7991 5196
                                                     Fax: 00 44 20 7991 4401

VALUATION:

                   Averaging:                             Applicable

                  Averaging Dates:                  The three Exchange Business Days before and
                                                    including the Expiration Date.

                  Relevant Price:                   The "prezzo ufficiale" which means the price as
                                                    published by the Exchange at the close of trading
                                                    having the meaning ascribed thereto in the Rules of
                                                    the Markets organised and managed by the Italian
                                                    Stock Exchange.

SETTLEMENT TERMS (IN RESPECT OF CASH SETTLEMENT):

                  Cash Settlement:                  Applicable

                  Settlement Currency:              EUR

                  Cash Settlement Payment
                  Date:                             In respect of each Exercise Date, 3 Currency
                                                    Business days after the relevant Valuation Date


SETTLEMENT TERMS (IN RESPECT OF PHYSICAL SETTLEMENT):

                  Physical Settlement:               Applicable

                  Settlement Currency:               EUR


ADJUSTMENTS:

                  Method of Adjustment:              Calculation Agent Adjustment


EXTRAORDINARY EVENTS:

                  Consequences of Merger Events:

                  (a) Share-for-Share:               Alternative Obligation

                  (b) Share-for-Other:               Modified Calculation Agent Adjustment

                  (c) Share-for-Combined:            Modified Calculation Agent Adjustment


                  Tender Offer:                      Applicable

                  Consequences of Tender Offers :

                  (a) Share-for-Share:               Modified Calculation Agent Adjustment

                  (b) Share-for-Other:               Modified Calculation Agent Adjustment

                  (c) Share-for-Combined:            Modified Calculation Agent Adjustment



COMPOSITION OF COMBINED CONSIDERATION:               Inapplicable


NATIONALISATION OR INSOLVENCY OR DELISTING:          Cancellation and Payment


ADDITIONAL DISRUPTION EVENTS

           Change in Law:                            Applicable

           Failure to Deliver:                       Applicable

           Insolvency Filing:                        Not Applicable

           Hedging Disruption:                       Not Applicable

           Increased Cost of Hedging:                Not Applicable

           Loss of Stock Borrow:                     Not Applicable

           Increased cost of Stock Borrow:           Not Applicable


NON RELIANCE:                                        Applicable

AGREEMENTS AND ACKNOWLEDGEMENTS
REGARDING HEDGING ACTIVITIES:                        Applicable


ADDITIONAL ACKNOWLEDGEMENTS:                         Applicable



3. CALCULATION AGENT:                                Party A or any successor Calculation Agent appointed
                                                     by Party A. Party B may challenge any determination
                                                     or calculation by the Calculation Agent within three
                                                     Exchange Business Days following the receipt by Party
                                                     B of such determination or calculation. If the
                                                     parties are unable to agree on a particular
                                                     determination or calculation, a mutually acceptable
                                                     third party (the "Substitute Calculation Agent") will
                                                     be appointed within 24 hours following the challenge
                                                     by Party B to make a determination as to the disputed
                                                     matter. If either party determines that the parties
                                                     cannot agree on a Substitute Calculation Agent, then
                                                     each party shall select an independent leading dealer
                                                     in the relevant market, which dealers shall agree on
                                                     a third party independent leading dealer, which
                                                     dealer shall be the Substitute Calculation Agent. The
                                                     calculations and determinations of the Substitute
                                                     Calculation Agent, shall be binding and conclusive.
                                                     Subject to the foregoing, all determinations and
                                                     calculations by the Calculation Agent will be binding
                                                     and conclusive in the absence of manifest error.

4. ACCOUNT DETAILS:

                  Account



                  Account





5. OFFICES:

The office of HSBC Bank Plc London for the Transaction is London.

The office of Pirelli Finance (Luxembourg) SA for the Transaction is Luxembourg.

6. GOVERNING LAW: English law

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

Fax Number:  +44 20 7991 4401
Telephone number for Confirmation Queries:  +44 20 7991 9214

                                Yours sincerely,

                                HSBC Bank Plc London


                                By:
                                    ----------------------------------
                                    Name:
                                    Title:



Confirmed as of the date
first above written:

Pirelli Finance (Luxembourg) SA

By:
    ---------------------------------------
    Name:
    Title:


Reference: 15/365/DER/8907181 & 8906868